Exhibit 99.1

Limited Brands, Inc. Announces the Closing of its Senior Notes Offering and the Early Settlement of its 2012 Notes Tendered by the Early Tender Date

COLUMBUS, Ohio, May 4, 2010 -- Limited Brands, Inc. (NYSE: LTD) (“Limited Brands”) announced today the closing of its previously announced offering of $400 million 7% senior notes due 2020 and the early settlement of its tender offer for any and all of its $191.5 million outstanding 6⅛% Notes due 2012 (the “2012 Notes”).  The early settlement of its 2012 Notes is pursuant to two previously announced cash tender offers for the purchase of any and all of Limited Brand’s 2012 Notes and a portion of its $500 million outstanding 5¼% Notes due 2014 (the “2014 Notes”) (together, the “Tender Offers”).  The Tender Offers provide for early settlement of all 2012 Notes that were tendered by 5:00 p.m., New York City time, on May 3, 2010 (the “Early Tender Date”).

As of the Early Tender Date, tenders had been received from holders of $133,544,000 in aggregate principal amount of the 2012 Notes. As the 2012 tranche was the priority in the Tender Offers, the tendered 2012 Notes were settled on a one-for-one basis. A total of $57,917,000 in aggregate principal amount of the 2012 Notes remains outstanding. Also, as of the Early Tender Date, tenders had been received from holders of $416,056,000 in aggregate principal amount of the 2014 Notes. The 2014 Notes that were tendered will be prorated to match the $400 million tender cap (the “Tender Cap”).  As of the Early Tender Date, $83,944,000 in aggregate principal amount of the 2014 Notes had not been tendered.  Pursuant to their terms, the Tender Offers will remain open until their respective tender offer expiration dates, each May 17, 2010, at which point any newly tendered 2012 Notes will be settled in full and the tendered 2014 Notes will be prorated before settlement so that the company does not exceed the Tender Cap.

Limited Brands has retained Banc of America Securities LLC, as lead book-running manager and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as joint book-running managers in connection with its senior notes offering and Banc of America Securities LLC as the dealer manager for the Tender Offers.

The terms and conditions of the Tender Offers are set forth in the Offer to Purchase dated April 20, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal dated the same (the “Letter of Transmittal”).

This press release shall not constitute an offer to purchase or a solicitation of an offer to purchase with respect to any securities, including the 2012 and 2014 Notes. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase dated April 20, 2010. The Tender Offers are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

A registration statement relating to the offering of the 2020 Notes has been filed with the United States Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the 2020 Notes may be made only by means of a prospectus supplement and the accompanying prospectus.

For additional information regarding the terms of the Tender Offers, please contact the dealer manager for the Tender Offers, Banc of America Securities LLC, Debt Advisory Services, 214 N. Tryon Street, Charlotte, NC 28255, (888) 292-0070 (U.S. toll free) and (980) 388-9217 (collect). Requests for a copy of the Offer to Purchase and Letter of Transmittal can also be obtained from the information agent, D.F. King & Co., Inc. at (800) 848-3416 (U.S. toll-free) and (212) 269-5550 (collect).

For additional information regarding the terms of the offering of the 2020 Notes, please contact Banc of America Securities LLC, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001, toll-free at 1-800-294-1322, or from J.P. Morgan Securities Inc., 270 Park Avenue, New York 10017, collect at 1-212-834-4533, or from Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013, (212) 723-6020 (collect).

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates in 2,967 specialty stores. The company's products are also available online at http://www.VictoriasSecret.com, http://www.BathandBodyWorks.com, http://www.HenriBendel.com and http://www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements.

Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	general economic conditions, consumer confidence and consumer spending patterns;

•	the global economic crisis and its impact on our suppliers, customers and other counterparties;

•	the impact of the global economic crisis on our liquidity and capital resources;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•
market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•
consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

o	political instability;

o	duties, taxes, and other charges on imports;

o	legal and regulatory matters;

o	volatility in currency and exchange rates;

o	local business practices and political issues;

o	potential delays or disruptions in shipping and related pricing impacts;

o	the disruption of imports by labor disputes; and

o	changing expectations regarding product safety due to new legislation

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	self-insured risks;

•	our ability to implement and sustain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2009 Annual Report on Form 10-K.